(EXHIBIT 23.1)





              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File No. 2-66297, 2-82001, 2-97043, 33-23103, 33-14455, 33-38405
and 33-53796) and on Form S-3 (File No. 33-45457).






                                          ARTHUR ANDERSEN & CO.


San Antonio, Texas
March 1, 1994